Exhibit 10.8

AMENDMENT AND CONSENT TO RELEASE

This Amendment and Consent to Release (this “Amendment”), dated as of August 2, 2006, among Biovest International, Inc. a Delaware corporation (“Biovest” or, the “Company”), Biovax, Inc., a Florida corporation and a wholly-owned subsidiary of the Company (“Biovax” and, together with the Company, the “Credit Parties” and each, a “Credit Party”) and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”) amends (x) that certain Restricted Account Side Letter, dated as of March 31, 2006 by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Side Letter Agreement”), which is entered into in connection with that certain Restricted Account Agreement dated as of March 31, 2006, among the Company, North Fork Bank and Laurus (as amended, modified or supplemented from time to time, the “Restricted Account Agreement”) and (y) that certain Secured Promissory Note, issued in the initial face amount of $7,799,000 by the Company to Laurus as of March 31, 2006 (as amended, modified or supplemented from time to time, the “Note”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in that certain (x) Note and Warrant Purchase Agreement, dated as of March 31, 2006, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Note Purchase Agreement”) and (y) the Side Letter Agreement, as applicable. The parties hereto acknowledge and agree that this Amendment shall constitute a “Related Agreement” as defined in the Note Purchase Agreement.

WHEREAS, the Company has advised Laurus that it has an opportunity to potentially enhance its planned New Markets Tax Credit financing based on an allocation of New Market Tax Credits from the City of St Louis due to potential involvement of agencies of the State of Missouri but such potential involvement will require a delay in the closing of the planned financing and satisfaction of the preconditions to release of funds from the Restricted Account (as defined in the Restricted Account Agreement); and

WHEREAS, the Company has requested that Laurus agree to release to the Company the sum of $2,500,000 prior to the satisfaction of the preconditions for such release as set forth in the Side Letter Agreement; and

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Consent to Release. Upon the occurrence of the Amendment Effective Date, Laurus hereby agrees, notwithstanding the terms and conditions of the Side Letter Agreement, to direct North Fork Bank to release (the “Release”) the sum of $2,500,000 from the Restricted Account to the Company per the wiring instructions attached hereto as Exhibit A.

2. Additional Agreements. In consideration of the Release, the Company hereby covenants and agrees for the benefit of Laurus that (x) on or before September 15, 2006: (i) the Company and/or any of its wholly-owned Subsidiaries shall have consummated a New Market Tax Credit “NMTC” program (not including New Market Tax Credit “NMTC” programs consummated prior to the date hereof), (ii) the Company and/or any of its wholly-owned Subsidiaries shall have received NMTC Qualifying Net Proceeds of no less than $7,500,000 from the consummation of such New Market Tax Credit “NMTC” program referred to in clause (i) above, (iii) of the $7,500,000 of NMTC Qualifying Net Proceeds required to be received by the Company and/or its wholly-owned Subsidiaries per clause (ii) above, the Company alone shall have received no less than $4,000,000 of such NMTC Qualifying Net Proceeds (whether in partial payment of its $9,900,000 certifiable cost basis in the development of AutoVaxID ™ or otherwise), and (iv) no more than $1,000,000 of the net proceeds of the Release shall be used to repay intercompany debt owing by the Company to Accentia Biopharmaceuticals, Inc., and (y) the Company shall provide Laurus with written notice within one (1) Business Day of the date upon which the Company first becomes aware that any of the requirements set forth above may not be achieved within the time frames provided herein. The Company acknowledges and agrees that, notwithstanding anything to the contrary set forth in Section 3.1(k)(ii) of the Note, if any of the requirements and covenants set forth above in this Section 2 are not satisfied in full within the time periods provided above, such failure shall, upon provision by Laurus of written notice to the Company, constitute and give rise to an immediate Event of Default under the Note.

3. Effectiveness. This Amendment shall be effective as of the date first above written (the “Amendment Effective Date”) when each Credit Party and Laurus shall have executed and each Credit Party shall have delivered to Laurus their respective counterpart signatures to this Amendment.

4. Representation. Each Credit Party hereby represents and warrants to Laurus that (i) no Event of Default exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Credit Parties in connection with the Note Purchase Agreement and the Related Agreements referred to therein (collectively, the “Funding Documents”) are true, correct and complete and (iii) on the date hereof, all of the Company’s and its Subsidiaries’ covenant requirements have been met.

5. References. From and after the Amendment Effective Date, all references in the Funding Documents shall be deemed to be references to the Funding Documents as modified hereby. This Amendment shall be deemed a Related Agreement as defined in the Note Purchase Agreement.

6. No other Changes. Except as expressly set forth in this Amendment no other term or provision of any Funding Document is hereby amended or affected in any way and the Funding Documents shall remain in full force and effect after the date hereof.

7. Public Disclosure. The Company understands that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Company’s determination that neither this Amendment nor the terms and provisions of this Amendment (collectively, the “Information”) are material. The Company has had an opportunity to consult with counsel concerning this determination. The Company hereby agrees that Laurus shall not be in violation of any duty to the Company or its shareholders, nor shall Laurus be deemed to be misappropriating any information of the Company, if Laurus sells shares of common stock of the Company, or otherwise engages in transactions with respect to securities of the Company, while in possession of the Information.

8. Miscellaneous. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. This Amendment shall be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed as of the date first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steve Arikian
Name:	Steve Arikian
Title:	Chairman & CEO

BIOVAX, INC.

By:	/s/ Steve Arikian
Name:	Steve Arikian
Title:	Chairman & CEO

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

EXHIBIT A

WIRING INSTRUCTIONS

Biovest International, Inc.

Wachovia Bank, NA

ABA 063000021

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